Exhibit 10.1
PINNACLE WEST CAPITAL CORPORATION
2007 LONG-TERM INCENTIVE PLAN
EFFECTIVE DATE: MAY 23, 2007
APPROVED BY SHAREHOLDERS: MAY 23, 2007
TERMINATION DATE: MAY 23, 2017
ARTICLE 1
PURPOSE
     1.1 GENERAL. The purpose of the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan (the “Plan”) is to promote the success and enhance the value of Pinnacle West Capital Corporation (the “Company”) by linking the personal interests of the Participants to those of Company shareholders and by providing the Participants with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of the Participants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2
EFFECTIVE AND EXPIRATION DATE
     2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Company’s shareholders (the “Effective Date”). The Committee may nonetheless make contingent Awards before the Effective Date provided that the vesting, exercise, or payment of such Awards is expressly conditioned on shareholder approval and the Awards are void if shareholders do not approve the Plan.
     2.2 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.
ARTICLE 3
DEFINITIONS AND CONSTRUCTION
     3.1 DEFINITIONS. The following words and phrases shall have the following meanings:
          (a) “Affiliate” shall mean (i) a corporation other than the Company that is a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) or (ii) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code), which in the case of either clause (i) or (ii) also includes the Company as a member. For purposes of determining whether an event constitutes a Change of Control within the meaning of Section 3.1(g), “Affiliate”

status shall be determined on the day immediately preceding the date of the transaction or event.
          (b) “APS” shall mean Arizona Public Service Company, a Subsidiary of the Company.
          (c) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Performance Share, Performance Share Unit, Performance Cash, Stock Grant, Dividend Equivalent, or Restricted Stock Unit granted to a Participant under the Plan.
          (d) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
          (e) “Beneficial Owner” shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Exchange Act, provided that any pledgee of the voting securities of the Company or APS shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities.
          (f) “Board” means the Board of Directors of the Company.
          (g) “Change of Control” means and includes each of the following events:
               (1) Any “person” (as such term is defined in Section 3(a)(9) or used in Section 13(d) or 14(d) of the Exchange Act), other than an Affiliate, through a transaction or series of transactions, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or APS representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company or APS, as the case may be; provided, however, that, for purposes of this Section 1(g), any acquisition directly from the Company shall not constitute a Change of Control;
               (2) A merger or consolidation of (A) the Company with any other corporation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) APS with any other corporation which would result in the voting securities of APS outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than sixty percent (60%) of the combined voting power of the securities of APS or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided that, for purposes of this subparagraph (2), a merger or consolidation effected to implement a recapitalization of the Company or of APS (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or of APS representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company or of APS (excluding any securities acquired by that person directly from the Company or an Affiliate) shall not result in a Change of Control; or
               (3) The sale, transfer or other disposition of all or substantially all of the assets of either the Company or APS to a Person other than the Company or an Affiliate; or
               (4) Individuals who, as of July 31, 2005, constitute the board of directors of the Company (the “Company Incumbent Board”) or of APS (the “APS Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the members of the Company or APS board of directors, as the case may be; provided, however, that for purposes of this subparagraph (4), (A)(1) any person becoming a member of the Company board of directors after July 31, 2005 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the members then comprising the Company Incumbent Board will be, considered as though such person were a member of the Company Incumbent Board and (2) the Company Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors, and (B)(1) any person becoming a member of the APS board of directors after July 31, 2005 whose election, or nomination for election by APS’ shareholder(s), was approved by a vote of at least two-thirds (2/3) of the members then comprising the APS Incumbent Board or by the Company, as a majority shareholder of APS, considered as though such person were a member of the APS Incumbent Board and (2) the APS Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors.
The Award Agreement for any Award subject to the requirements of Section 409A of the Code may prescribe a different definition of Change of Control that will apply for purposes of that Award Agreement and that complies with the requirements of Section 409A of the Code.
          (h) “Code” means the Internal Revenue Code of 1986, as amended.
          (i) “Committee” means the committee of the Board described in Section 4.1.
          (j) “Covered Employee” means an employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

          (k) “Dividend Equivalent” means a right granted to a Participant pursuant to Article 10 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (m) “Fair Market Value” means, as of any given date, the fair market value of one share of Stock on such date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of one share of Stock as of any date shall be the closing price for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no such prices are reported for that date, the closing price on the next preceding date for which such prices were reported.
          (n) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
          (o) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
          (p) “Option” means a right granted to a Participant pursuant to Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
          (q) “Participant” means a person who has been granted an Award pursuant to the Plan.
          (r) “Performance-Based Award” means an Award granted to select Covered Employees pursuant to Articles 9 and 10, respectively, which is subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code.
          (s) “Performance Cash” means a right granted to a Participant pursuant to Article 10 to receive a cash payment contingent on achieving certain performance goals established by the Committee.
          (t) “Performance Criteria” means the criteria, or any combination of criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; fuel cost per million BTU; costs per kilowatt hour; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; cash available to Company from a Subsidiary or Subsidiaries; expense spending; O&M expense; O&M or capital per kilowatt hour; gross margin; net margin;

market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; plant and equipment performance; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety (including environmental health and safety). The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.
          (u) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.
          (v) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
          (w) “Performance Share” means a right granted to a Participant pursuant to Article 10 to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.
          (x) “Performance Share Unit” means a right granted to a Participant pursuant to Article 10 to receive Stock or cash, the payment of which is contingent upon achieving certain performance goals established by the Committee.
          (y) “Plan” means this Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan, as it may be amended from time to time.
          (z) “Prior Plans” means the Pinnacle West Capital Corporation 2000 Director Equity Plan and the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan.
          (aa) “Restricted Stock” means Stock granted to a Participant pursuant to Article 9 that is subject to certain restrictions and to risk of forfeiture.
          (bb) “Restricted Stock Unit” means a right granted to a Participant pursuant to Article 10 to receive Stock or cash, the payment of which is subject to certain restrictions and to risk of forfeiture.

          (cc) “Stock” means the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 13.
          (dd) “Stock Grant Award” means the grant of Stock to a Participant pursuant to Article 10.
          (ee) “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article 8 to receive the appreciation on one share of Stock.
          (ff) “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
ARTICLE 4
ADMINISTRATION
     4.1 COMMITTEE. The Plan shall be administered by the Human Resources Committee of the Board. The Committee (or subcommittee thereof) shall consist of at least two individuals, each of whom qualifies as (a) a “non-employee director” as defined in Rule 16b-3(b)(3) of the General Rules and Regulations of the Exchange Act, and (b) an “outside director” pursuant to Section 162(m) of the Code and the regulations issued thereunder.
     4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent registered public accountants, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.
     4.3 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
          (a) designate Participants to receive Awards;
          (b) determine the type or types of Awards to be granted to each Participant;
          (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
          (d) determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not (i) have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards, or (ii) take any action or fail to take any action with respect to the operation of the Plan that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code;
          (e) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
          (f) prescribe the form of each Award Agreement, which need not be identical for each Participant;
          (g) decide all other matters that must be determined in connection with an Award;
          (h) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
          (i) interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
          (j) make all other decisions and determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.
     4.4 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
     5.1 NUMBER OF SHARES. Subject to the possible increases provided by Section 5.2 with respect to shares that become available under the Prior Plans and the adjustment provided in Article 13, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be [8,000,000]. Any shares of Stock issued in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the shares available for grant pursuant to the previous sentence as two shares for every one share issued in connection with such Award. Any shares of Stock issued in connection with the exercise of an Option or SAR shall be counted against the shares of Stock available for grant as one share.

     5.2 SHARE CALCULATIONS. Shares of Stock that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted against the limit set forth in Section 5.1. In addition, shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for grant. Any shares of Stock that are potentially deliverable under any award granted under a Prior Plan will be added to the number of shares of Stock available for grant under Section 5.1 if the award expires or is canceled or terminated without a delivery of such shares to the Participant. In addition, any shares of Stock that have been issued in connection with any award granted under a Prior Plan will be added to the number of shares available for grant under Section 5.1 if the award is canceled, forfeited or terminated such that those shares are returned to the Company. This Section 5.2 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan if the Dividend Equivalents are paid in cash. The exercise of a stock-settled SAR or net-cashless exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance pursuant to Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of Stock tendered to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan. The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of Stock that are available for Awards pursuant to Section 5.1.
     5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
     5.4 INDIVIDUAL LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Article 13, the maximum number of shares (counted, as described in Sections 5.1 and 5.2 above) of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year shall be 500,000.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION
     6.1 ELIGIBILITY. Persons eligible to participate in this Plan include members of the Board, employees and officers of the Company or a Subsidiary and consultants and advisors providing services to the Company or a Subsidiary, all as determined by the Committee (or in the case of Board members, the Board). Prospective members of the Board, employees or officers of, and consultants and advisors to, the Company or a Subsidiary to whom Awards are granted in connection with written offers of an employment, consulting or advisory relationship with the Company or a Subsidiary also may be granted Awards by the Committee (or in the case of Board members, the Board). The provisions of any Award granted to a prospective member of the Board, employee, officer, consultant or advisor must specifically provide that no portion of the Award will vest, become exercisable or be issued prior to the date on which such individual begins providing services to the Company or any Subsidiary.
     6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.
ARTICLE 7
STOCK OPTIONS
     7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:
          (a) Exercise Price. The exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant.
          (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
          (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.
          (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Committee’s determinations regarding the exercise price, time and conditions of exercise, and forms of payment for the Option and such additional provisions as may be specified by the Committee.
          (e) Repricing of Options. The Committee shall not reprice any Options previously granted under the Plan.
     7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.2:
          (a) Exercise Price. Subject to Section 7.2(e), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.
          (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.
          (c) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
               (1) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.
               (2) The Incentive Stock Option shall lapse upon termination of employment for any reason other than the Participant’s death or disability, unless otherwise provided in the Award Agreement.
               (3) If the Participant terminates employment on account of disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the scheduled termination date of the Option; or (ii) 12 months after the date of the Participant’s termination of employment on account of disability or death. Upon the Participant’s disability or death, any Incentive Stock Options exercisable at the Participant’s disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
For purposes of this Section 7.2, the term “disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.
          (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
          (e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
          (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.
          (g) Right to Exercise. Except as provided in Section 7.2(c)(3) and in Section 12.5, during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
ARTICLE 8
STOCK APPRECIATION RIGHTS
     8.1 GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
          (a) Right to Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:
               (1) the Fair Market Value of a share of Stock on the date of exercise; over
               (2) the base value of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.
          (b) Other Terms. All SAR grants will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement; provided that the form of consideration payable in settlement of a SAR shall be Stock or cash as specified in the Award Agreement; and provided, further, that the term of any SAR granted under the Plan shall not exceed ten years.

ARTICLE 9
RESTRICTED STOCK AWARDS
     9.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee. All Restricted Stock Awards shall be evidenced by a written Restricted Stock Award Agreement.
     9.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
     9.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
     9.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE 10
OTHER TYPES OF AWARDS
     10.1 OTHER TYPES OF AWARDS IN GENERAL. The Committee also is authorized to grant the following types of Awards to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee and as may be set forth in the applicable Award Agreement:
          (a) Performance Share Awards. Performance Share Awards will grant the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more of the Performance Criteria or any other specific performance criteria determined to be appropriate by the Committee. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

          (b) Performance Share Unit Awards. Performance Share Unit Awards will grant the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more of the Performance Criteria or any other specific performance criteria determined to be appropriate by the Committee. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. The Performance Share Units shall be settled in Stock or cash as specified in the Award Agreement.
          (c) Restricted Stock Unit Awards. Restricted Stock Unit Awards will grant the Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to any vesting or other restrictions deemed appropriate by the Committee. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Unit Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock Units. The Restricted Stock Units shall be settled in Stock or cash as specified in the Award Agreement.
          (d) Performance Cash Awards. Performance Cash Awards will grant the Participant the right to receive an amount of cash depending on the satisfaction of any one or more of the Performance Criteria or other specific criteria determined to be appropriate by the Committee. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
          (e) Dividend Equivalent Awards. Dividend Equivalent Awards will grant the Participant the right to receive a payment, with or without interest, based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents will not be granted with respect to Options or SARs.
          (f) Stock Grant Awards. Stock Grant Awards will grant the Participant the right to receive (or purchase at such price as determined by the Committee) shares of Stock free of any vesting restrictions. Any purchase price for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.
     10.2 COMPLIANCE WITH SECTION 409A. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Restricted Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A, the Award Agreement and this Plan are intended to comply fully with and meet all of the requirements of Section 409A and the Award Agreement shall include such provisions as may be necessary to assure compliance with Section 409A. An Award subject to Section 409A also shall be administered in good faith compliance with the provisions of Section 409A as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A, any Award that is subject to Section 409A may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A or to exclude or exempt the Plan or any Award from the requirements of Section 409A.
ARTICLE 11
PERFORMANCE-BASED AWARDS
     11.1 PURPOSE. The purpose of this Article 11 is to enable the Committee, in the exercise of its discretion, to qualify some or all of the Awards granted pursuant to Articles 9 and 10 as “performance-based compensation” pursuant to Section 162(m) of the Code. The Committee has complete discretion concerning whether a particular Award should be qualified as “performance-based compensation.” If the Committee concludes that a particular Award should not be qualified as “performance-based compensation,” the Committee may grant the Award without satisfying the requirements of Section 162(m) of the Code. If the Committee, in its discretion, decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will grant a Performance-Based Award to the Covered Employee and the provisions of this Article 11 then shall control over any contrary provision contained in Articles 9 or 10.
     11.2 APPLICABILITY. This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
     11.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.
     11.4 PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time that a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period:
          (a) Judgments entered or settlements reached in litigation;
          (b) The write down of assets;
          (c) The impact of any reorganization or restructuring;
          (d) The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;
          (e) Extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10-K, as the case may be, for the applicable year;
          (f) The impact of any mergers, acquisitions, spin-offs or other divestitures; and
          (g) Foreign exchange gains and losses.
The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code. The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

     11.5 PAYMENT OF PERFORMANCE-BASED AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
     11.6 MAXIMUM AWARD PAYABLE. The maximum Performance-Based Award (other than a Performance Cash Award) payable to any one Participant pursuant to the Plan for a Performance Period is 500,000 shares of Stock or the equivalent cash value. The maximum Performance Cash Award payable to any one Participant for any Performance Period is $5,000,000.
ARTICLE 12
PROVISIONS APPLICABLE TO AWARDS
     12.1 STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
     12.2 TERM OF AWARD. The term of each Award shall be for the period determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years from the date of its grant.
     12.3 AWARD AGREEMENT. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, including, but not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment or service terminates and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
     12.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant, exercise or settlement of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, promissory note, Stock held for more than six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     12.5 LIMITS ON TRANSFER.
          (a) General. Except as provided in Section 12.5(b) or Section 12.6, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as provided in Section 12.5(b) or Section 12.6, and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.
          (b) Transfers to Family Members. The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Awards which may be transferred by the Participant during his or her lifetime to any Family Member (as defined below). A transfer of an Award pursuant hereto may only be effected by the Company at the written request of the Participant. In the event an Award is transferred as contemplated herein, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions herein) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place. For purposes of this Section 12.5(b), the term “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.
     12.6 BENEFICIARIES. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and, in accordance with Section 7.2(c)(3), upon the Participant’s disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.
     12.7 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
     12.8 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs and Awards are converted, assumed, or replaced by a successor, the Committee shall have the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse prior to the Change of Control. If a Change of Control occurs and Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall automatically become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.
     12.9 DEFERRAL PURSUANT TO DEFERRED COMPENSATION PLAN. The Award Agreement for any Award other than an Option or Restricted Stock Award may allow the Participant to defer receipt of any compensation attributable to the Award pursuant to the terms and provisions of the Deferred Compensation Plan of 2005. Any such Award Agreement shall comply with the requirements of Section 409A of the Code.
ARTICLE 13
CHANGES IN CAPITAL STRUCTURE
     13.1 ADJUSTMENTS. If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 5.1 hereof, (ii) the maximum numbers and kind of shares set forth in Section 5.4 and Section 11.6 hereof and any other similar numeric limit expressed in the Plan, (iii) the number and kind of shares of Stock, share units, or other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Performance-Based Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m) of the Code) or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.
     13.2 NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.
ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION
     14.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 13), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (iv) amends Section 7.1(e) to permit the Committee to reprice previously granted Options, and (c) no such action shall be taken that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 10.2.

     14.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in Section 10.2 or pursuant to Section 12.3, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
ARTICLE 15
GENERAL PROVISIONS
     15.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.
     15.2 NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
     15.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent as expressed in an Award Agreement or in any policy adopted by the Committee, a Participant may elect to (a) have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (b) tender previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.
     15.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
     15.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
     15.6 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension,

retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as otherwise provided in such plan.
     15.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company.
     15.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
     15.9 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, in the Award Agreement or pursuant to any policy adopted by the Committee whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
     15.10 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.
     15.11 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
     15.12 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.